EXHIBIT 99.1

Rolls-Royce and Woodward, Inc. Announce Agreement for Woodward to Acquire L’Orange, a World Class Fuel Injection Systems Technology Company

FORT COLLINS, Colo., April 09, 2018 (GLOBE NEWSWIRE) -- Rolls-Royce (London:RR.) and Woodward, Inc. (NASDAQ:WWD) jointly announced today that they have signed an agreement for Woodward to acquire L’Orange GmbH and its related operations located in Germany, the United States and China (“L’Orange”), for an enterprise value of €700 million (US$859 million1). L’Orange is part of Rolls-Royce, the power solutions provider, and specifically its Rolls-Royce Power Systems business.

Transaction scope and highlights

  L’Orange is one of the world's leading suppliers of fuel injection systems for industrial diesel, heavy fuel oil and dual-fuel engines.
  L’Orange’s 2017 pro forma sales were €244 million, with pro forma underlying EBITDA of €74 million and pro forma underlying operating profit of €64 million. Pro forma post-tax free cash flow for the period was €51 million.
  L’Orange has a significant intellectual property portfolio including over 55 active patents, with 75 patents pending.
  L’Orange brings a large installed base of industrial equipment delivering a consistent and profitable aftermarket.

L’Orange supplies fuel injection technology for engines that power a wide range of industrial applications including marine power and propulsion systems, special-application vehicles, oil and gas processing, and power generation. L’Orange serves some of the world’s best known specialist diesel engine manufacturers, including Rolls-Royce Power Systems’ leading subsidiaries, MTU Friedrichshafen and Bergen Engines, and other low to high speed engine builders.

Woodward is an independent designer, manufacturer, and service provider of control system solutions and components for the aerospace and industrial markets. L’Orange, which will be renamed Woodward L’Orange, will be integrated into Woodward’s Industrial segment. The acquisition establishes Woodward as a premier technology and system provider of engine control systems to the industrial engine market. Additionally, the highly complementary portfolio allows for further expansion into key industrial segments and geographies, while boosting profitability. L’Orange will remain an important partner and supplier for MTU and Bergen in the future through long-term supply agreements, with an initial term of 15 years, allowing Rolls-Royce Power Systems’ customers to continue to benefit from L’Orange’s high level of expertise, best-in-class service, and innovative R&D.

Warren East, CEO of Rolls-Royce, said: “This transaction builds on the actions we have taken over the last two years to simplify our business. The divestiture of L’Orange enables Rolls-Royce Power Systems to focus on other long term, high growth opportunities and our company to allocate our capital to core technologies and businesses that drive greater returns for the group.”

Andreas Schell, President and CEO of Rolls-Royce Power Systems, added: “Rolls-Royce Power Systems will remain a key customer of Woodward L’Orange. We have enjoyed working with L’Orange who have a leading position in their markets, excellent technology, a skilled workforce and strong leadership. We wish them well for the future as they join the Woodward organisation.”

Thomas A. Gendron, Chairman and Chief Executive Officer of Woodward, said: “L’Orange is an excellent strategic and financial fit for Woodward, and this transaction exemplifies our acquisition strategy to invest in markets with solid long-term fundamentals. The acquisition of L’Orange brings innovative technology, bolsters relationships with key customers and enhances the profitability of our Industrial segment.”

Rolls-Royce confirmed in January 2018 that it was reviewing its strategic options for L’Orange. The sale to Woodward will enable the L’Orange business to pursue new market opportunities that will be opened up as a result of no longer being associated directly with one individual engine manufacturer. Together, Woodward and L’Orange will be able to expand their customer base, pursue further collaborations and explore new areas of opportunity.

The transaction has been approved by the boards of directors of both Rolls-Royce and Woodward, as well as the Supervisory Board of Rolls-Royce Power Systems. The transaction is expected to close by the end of the second quarter of calendar 2018, subject to clearance from the German antitrust authorities.

L’Orange is based in Stuttgart, Germany and has approximately 1,000 employees based mostly in Germany, but also in the U.S. and China.

Headquartered in Fort Collins, Colorado, US, Woodward reported 2017 sales of approximately US$2.1 billion and has approximately 7,400 employees worldwide.

Notes

1 Based on USD / EUR exchange rate of 1.2275.

About Rolls-Royce

  Rolls-Royce pioneers cutting-edge technologies that deliver the cleanest, safest and most competitive solutions to meet our planet’s vital power needs.

  Rolls-Royce has customers in more than 150 countries, comprising more than 400 airlines and leasing customers, 160 armed forces, 4,000 marine customers including 70 navies, and more than 5,000 power and nuclear customers.

  Annual underlying revenue was £15 billion in 2017, around half of which came from the provision of aftermarket services. The firm and announced order book stood at £78.5 billion at the end of December 2017.

  In 2017, Rolls-Royce invested £1.4 billion on research and development. We also support a global network of 31 University Technology Centres, which position Rolls-Royce engineers at the forefront of scientific research.

  Rolls-Royce employs almost 50,000 people in 50 countries. More than 16,500 of these are engineers.

  Rolls-Royce has a strong commitment to apprentice and graduate recruitment and to further developing employee skills. In 2016 we recruited 274 graduates and 327 apprentices through our worldwide training programmes.

About Rolls-Royce Power Systems

Rolls-Royce Power Systems is headquartered in Friedrichshafen in southern Germany and employs around 10,000 people. The product portfolio includes MTU-brand high-speed engines and propulsion systems for ships, power generation, heavy land, rail and defence vehicles and for the oil and gas industry. Under the MTU Onsite Energy brand, the company markets diesel gensets for emergency, base load and peak load applications as well as cogeneration plants using gas engines for the combined generation of heat and power. Bergen medium-speed engines power ships and power generation applications. L’Orange completes the portfolio with fuel injection systems for large engines.

About Woodward

Woodward is an independent designer, manufacturer, and service provider of control solutions for the aerospace and industrial markets. The company’s innovative fluid, combustion, electrical, and motion control systems help customers offer cleaner, more reliable, and more efficient equipment. Woodward’s customers include leading original equipment manufacturers and end users of their products. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit Woodward’s website at www.woodward.com, and connect with Woodward at www.facebook.com/woodwardinc.

Contacts

Rolls-Royce Investors: Jennifer Ramsey +44 20 7227 9087 Ross Hawley +44 20 7227 9282 Media: Richard Wray +44 20 7227 9163	Woodward Don Guzzardo Corporate Director, Investor Relations & Treasury +1 970-498-3580 Don.Guzzardo@woodward.com
Rolls-Royce Power Systems Wolfgang Boller +49 7541 90-2159 wolfgang.boller@rrpowersystems.com

Woodward Conference Call

Woodward will hold an investor conference call at 10:00 a.m. EDT, April 9, 2018, to comment on their strategies and provide more details regarding the transaction. You are invited to listen to the live webcast of the conference call, or a recording, and view or download accompanying presentation slides at their website, www.woodward.com.

You may also listen to the call by dialing 1-877-231-2582 (domestic) or 1-478-219-0714 (international).  Participants should call prior to the start time to allow for registration; the Conference ID is 5589466. An audio replay will be available by telephone from 3:00 p.m. EDT on April 9, 2018 until 11:59 p.m. EDT on May 9, 2018. The telephone number to access the replay is 1-855-859-2056 (domestic) or 1-404-537-3406 (international), reference access code 5589466.

Cautionary Statement
Information in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including, but not limited to, statements made regarding the benefits of the acquisition to Woodward and Rolls-Royce PLC, including the effects of the acquisition on Woodward’s market position, strategies, customers and expectations for its business, financial results and opportunities going forward and the benefits of the sale to Rolls-Royce PLC’s business, strategies and business opportunities, as well as the timing of the closing of the acquisition. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern Woodward or Rolls-Royce PLC expectations, strategy, plans or intentions. Expectations and beliefs of Woodward regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including but not limited to: the risk that the transaction does not close, due to the failure of one or more conditions to closing or the failure of the businesses (including personnel) to be integrated successfully after closing; the risk that synergies will not be realized or realized to the extent anticipated; the risk that required German antitrust clearance will not be obtained or that such clearance will be delayed beyond current expectations; the risk that following this transaction, Woodward’s financing or operating strategies will not be successful; litigation in respect of either company or the acquisition; and disruption from the acquisition making it more difficult to maintain customer, supplier, key personnel and other strategic relationships.

Notice Regarding Forward-Looking Statements
Actual results could differ materially from projections or any other forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward's Annual Report on Form 10-K for the year ended September 30, 2017 and any subsequently filed Quarterly Report on Form 10-Q. The forward-looking statements in this press release are based on information available to Woodward and Rolls-Royce PLC as of the date hereof, and each of Woodward and Rolls-Royce PLC disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP and Pro Forma Information
Certain financial information in this presentation includes non-GAAP financial measures, including “EBITDA” and “post-tax free cash flow”. Such measures exclude the effects of purchase accounting and the financing for the transaction, which cannot be estimated at this time.

This press release also includes certain pro forma information assuming that the acquisition occurred as of January 1, 2017.  L’Orange’s pro forma financial results include all of the L’Orange and related operations that are included within the acquisition, as well as customary adjustments to reflect L’Orange as a standalone entity.